Exhibit 99.1

News Release

CONTACT

Larry Adeleye AVP/Director, Treasury and Finance 614.917.5108 F 614.887.1074 Larry.Adeleye@StateAuto.com	Kyle Anderson AVP/Director of Corporate Communication 614.971.5497 M 614.477.5301 Kyle.Anderson@StateAuto.com

State Auto Financial reports third quarter 2012 results

•	Quarterly loss of $0.14 per share

•	Quarterly GAAP combined ratio of 110.2

•	Return on equity of 13.6%

•	Book value per share of $18.30

Columbus, Ohio (November 6, 2012) – State Auto Financial Corporation (Nasdaq:STFC) today reported a third quarter 2012 net loss of $5.5 million, or $0.14 per diluted share, versus a net loss of $58.7 million(1), or $1.46 per diluted share(1), for the third quarter of 2011. Net loss from operations(2) per diluted share for the third quarter 2012 was $0.25 versus net loss from operations(2) of $1.62 for the same 2011 period(1).

STFC’s GAAP combined ratio for the third quarter 2012 was 110.2 versus 122.41 for the third quarter of 2011. Catastrophe losses, net of reinsurance recoveries, for the third quarter 2012 accounted for 2.8 points of the 77.1 total loss ratio points, or $7.2 million, versus 17.0 points of the total 88.4 loss ratio points, or $60.8 million, for the same period in 2011. Non-catastrophe losses included $19.5 million of loss and loss expense reserve increases for prior periods on program business written by Risk Evaluation & Design LLC (RED), a wholly owned subsidiary of State Automobile Mutual Insurance Company. The reserve increases related primarily to a large commercial auto trucking program that, as previously disclosed, was cancelled as of April 1, 2012.

The State Auto Group’s homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $13.1 million or 5.8 points on the combined ratio. Pursuant to the arrangement, STFC ceded $47.5 million of written premium, $42.4 million of earned premium, $0.1 million of catastrophe losses and $17.0 million of non-catastrophe losses, and recognized $12.2 million of ceded commissions. This cession increased STFC’s overall catastrophe loss ratio 0.4 points, increased the overall non-catastrophe loss ratio 4.8 points and increased the overall expense ratio 0.6 points.

Net written premium for the third quarter of 2012 decreased 29.1% over the same period in 2011. The homeowners’ quota share reinsurance arrangement and the year-end pooling change collectively contributed the entire amount of this decline. By segment, net written premium for the third quarter of 2012 decreased 42.2% for personal insurance, increased 0.5% for business insurance and decreased 29.0% for specialty insurance from the same period in 2011. Excluding the impact of the quota share reinsurance arrangement and pooling change, net written premium for the third quarter of 2012 increased 2.9%(3) from the same period in 2011, with the business insurance segment contributing primarily to the overall growth. The business segment growth was principally driven by higher average new business premium, increased renewal pricing and a recovering economy. Additionally, business segment net written premium includes $7.2 million of unearned premium transferred from terminating an umbrella quota share reinsurance arrangement effective July 1, 2012. Excluding the impact of the homeowners’ quota share and pooling change, net written premium for the third quarter decreased 0.8%(3) for the personal insurance segment, increased 23.7%(3) for the business insurance segment and decreased 12.6%(3) for the specialty insurance segment from the same period in 2011.

For the first nine months of 2012, STFC had a net loss of $10.2 million, or $0.25 per diluted share, compared to a loss of $260.0 million(1), or $6.47 per diluted share(1), for the same 2011 period. STFC’s GAAP combined ratio for the first nine months of 2012 was 110.0 compared to 124.3(1) for the same 2011 period. Catastrophe losses increased the loss ratio for the first nine months of 2012 by 7.9 points, or $61.2 million, compared to 22.0 points, or $232.9 million for the first nine months of 2011.

For the first nine months of 2012, the homeowners quota share reinsurance arrangement reduced STFC’s underwriting loss by $18.5 million or 0.7 points on the combined ratio. Pursuant to the arrangement, STFC ceded $131.4 million of written premium, $125.9 million of earned premium, $47.5 million of catastrophe losses and $60.4 million of non-catastrophe losses, and recognized $36.5 million of ceded commissions. This cession reduced STFC’s overall catastrophe loss ratio 4.2 points, increased the overall non-catastrophe loss ratio 2.9 points and increased the overall expense ratio 0.6 points.

Net written premium year to date 2012 decreased 29.9% compared to the same 2011 period. The homeowners’ quota share reinsurance arrangement and the year-end pooling change contributed to the decrease, but were offset by growth in the business and specialty segments. For the first nine months of 2012, net written premium for the personal, business and specialty insurance segments declined 41.8%, 9.0%, and 24.8% respectively, compared to the same period in 2011. Excluding the impact of the quota share reinsurance arrangement and pooling change, net written premium for the first nine months of 2012 decreased 1.9%(3) for the personal insurance segment while business and specialty insurance increased 12.0%, and 7.9%, respectively from the same period in 2011.

STFC’s book value was $18.30 per share as of Sept. 30, 2012, an increase of $0.48 per share from STFC’s book value on June 30, 2012. Book value per share as of Sept. 30, 2012, included a reduction of $2.45 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended Sept. 30, 2012, was 13.6% compared to negative 31.8% for the twelve months ended Sept. 30, 2011. The 13.6% return on stockholders’ equity includes, in the fourth quarter of 2011, a $35.7 million tax benefit recorded as a result of intra-period tax allocations and a $14.9 million postretirement benefit curtailment gain.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“Third quarter results were helped by significantly better weather, continued improvements in our ex-catastrophe loss ratio performance for our personal, business and specialty insurance segments, and an improving pricing environment. These positive developments were offset by the previously announced reserve adjustment for the RED business now in run-off. Investment income is also down as interest rates and fixed income returns remain at historically low levels. While we’re very disappointed in the RED performance, we have confidence that the actions we’ve taken will eliminate a drag on our financial performance.

“Results in property lines, both homeowners and commercial property, were exceptional in the quarter. We benefitted from a lack of catastrophes and increasing prices. Performance in personal and commercial auto was relatively unchanged, but we’re now charging higher prices in excess of loss trends and anticipate expanding margins in what are traditionally our most profitable lines. Liability lines also improved as our changes to the claim process are beginning to pay off. In our specialty segment, our Rockhill and RTW subsidiaries are producing solid underwriting profits and good growth. These specialty businesses will be important contributors to diversifying our source of future earnings and achieving greater scale in the commercial lines market place.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual, Litchfield Mutual Fire, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

(1)

The Company adopted Accounting Standards Update 2010-26, “Accounting for Costs Associated with Acquiring and Renewing Insurance Contracts” effective Jan. 1, 2012, and has applied its provisions retrospectively. All applicable prior period amounts have been adjusted to conform to current period presentation.

(2)

Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.11 per diluted share for the third quarter 2012 and income of $0.34 year to date versus income of $0.16 per diluted share for the third quarter 2011 and income of $0.40 year to date.

(3)

Represents a non-GAAP financial measure as to net written premium. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 1 that is part of this release.

STFC has scheduled a conference call with interested investors for Tuesday, Nov. 6 at 10 a.m. ET to discuss the company’s third quarter 2012 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at noon, Nov. 6, by calling 866-462-8977. Supplemental schedules detailing the company’s third quarter 2012 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Three Months Ended September 30	Nine Months Ended September 30
(In millions, except per share amounts)	2012	2011	2012	2011
As Adjusted	(c)	As Adjusted	(c)
Net premiums written	$265.9	$375.1	$798.6	$1,139.3	(B)

Earned premiums	261.4	356.8	774.7	1,059.4
Net investment income	17.2	20.3	55.2	66.5
Net realized gain on investments	7.0	10.2	20.8	24.9
Other income	0.8	0.7	2.7	1.8

Total revenue	286.4	388.0	853.4	1,152.6

Loss before federal income taxes	(5.6)	(52.0)	(10.3)	(175.7)
Federal income tax (benefit) expense	(0.1)	6.7	(0.1)	84.3

Net loss	$(5.5)	$(58.7)	$(10.2)	$(260.0)

Loss per share:
- basic	$(0.14)	$(1.46)	$(0.25)	$(6.47)
- diluted	$(0.14)	$(1.46)	$(0.25)	$(6.47)

Loss per share from operations (A):
- basic	$(0.25)	$(1.62)	$(0.59)	$(6.87)
- diluted	$(0.25)	$(1.62)	$(0.59)	$(6.87)

Weighted average shares outstanding:
- basic	40.4	40.3	40.4	40.2
- diluted	40.4	40.3	40.4	40.2
Return on equity (LTM)	13.6%	-31.8%
Book value per share	$18.30	$14.12
Dividends paid per share	$0.15	$0.15	$0.45	$0.45
Total shares outstanding	40.4	40.2

GAAP ratios:
Cat loss and ALAE ratio	2.8	17.0	7.9	22.0
Non-cat loss and LAE ratio	74.3	71.4	68.8	68.6

Loss and LAE ratio	77.1	88.4	76.7	90.6
Expense ratio	33.1	34.0	33.3	33.7

Combined ratio	110.2	122.4	110.0	124.3

Reconciliation of non-GAAP financial measure:
(A) Net loss from operations:
Net loss	$(5.5)	$(58.7)	$(10.2)	$(260.0)
Less net realized gain on investments, less applicable federal income taxes	4.5	6.6	13.5	16.2

Net loss from operations	$(10.0)	$(65.3)	$(23.7)	$(276.2)

(B)

Net premiums written for the nine months ended September 30, 2011, included $34.1 million of unearned premiums transferred to the Company from the Rockhill Insurers in connection with the addition of the Rockhill Insurers to the State Auto Pool, effective January 1, 2011.

(c)

The Company adopted Accounting Standards Update 2010-26, “Accounting for Costs Associated with Acquiring and Renewing Insurance Contracts” effective Jan. 1, 2012, and has applied its provisions retrospectively. All applicable prior period amounts have been adjusted to conform to current period presentation.

Schedule 1

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET WRITTEN PREMIUM, AS REPORTED, TO NET WRITTEN PREMIUM EXCLUDING POOLING CHANGES AND QUOTA SHARE ARRANGEMENT

(unaudited)

For the three and nine months ended September 30, 2012, the following tables set forth the reconciliation of net written premiums excluding the impact of the quota share reinsurance agreement covering the Company’s homeowners book of business (the “HO QS Reinsurance Arrangement”). For the nine months ended September 30, 2011, the following table sets forth the reconciliation of the one-time impact of net written premium of the unearned premiums transferred by the Rockhill Insurers to the Company on January 1, 2011, in conjunction with the January 1, 2011 pooling change (the “1.11.11 pool change”) and for the three and nine months ended September 30, 2011, on a pro forma basis which assumes that the December 31, 2011 pooling participation rate change from 80% to 65% (the “12.31.11 pool change”) had been in effect as of January 1, 2011.

	Personal Segment			Business Segment			Specialty Segment			Total - All Segments
($ in millions)	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
For the three months ended September 30
As Reported	$120.8	$208.9	-42.2%	$92.6	$92.1	0.5%	$52.6	$74.1	-29.0%	$266.0	$375.1	-29.1%
2012 - Excluding HO QS Arrangement	47.5	—	—	—	—	—	—	—	—	47.5	—	—

Subtotal	168.3	208.9	-19.4%	92.6	92.1	0.5%	52.6	74.1	-29.0%	313.5	375.1	-16.4%
2011 - Pro forma 12.31.11 pool change	—	(39.2)	—	—	(17.2)	—	—	(13.9)	—	—	(70.3)	—

Total Pro forma 2012 and 2011 change	168.3	169.7	-0.8%	92.6	74.9	23.7%	52.6	60.2	-12.6%	313.5	304.8	2.9%

	Personal Segment			Business Segment			Specialty Segment			Total - All Segments
($ in millions)	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
For the nine months ended September 30
As Reported	$355.0	$610.1	-41.8%	$263.2	$289.3	-9.0%	$180.5	$239.9	-24.8%	$798.7	$1,139.3	-29.9%
2012 - Excluding HO QS Arrangement	131.4	—	—	—	—	—	—	—	—	131.4	—	—

Subtotal	486.4	610.1	-20.3%	263.2	289.3	-9.0%	180.5	239.9	-24.8%	930.1	1,139.3	-18.4%
2011-Excluding 1.11.11 pool change	—							(34.1)			(34.1)

Subtotal	486.4	610.1	-20.3%	263.2	289.3	-9.0%	180.5	205.8	-12.3%	930.1	1,105.2	-15.8%
2011 - Pro forma 12.31.11 pool change	—	(114.4)	—	—	(54.2)	—	—	(38.6)	—	—	(207.2)	—

Total Pro forma 2012 and 2011 change	486.4	495.7	-1.9%	263.2	235.1	12.0%	180.5	167.2	7.9%	930.1	898.0	3.6%

Schedule 2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION AND RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession and RED underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and RED results had been excluded for the three and nine months ended September 30, 2012.

			Three Months Ended September 30
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without HO QS and RED
Earned Premiums	$261.4	$42.4	$303.8	$22.5	$281.3
Losses and LAE Incurred:
Cat loss and ALAE	7.2	0.1	7.3	0.5	$6.8
Non-cat loss and LAE	194.2	17.0	211.2	39.7	$171.5

Loss and LAE	201.4	17.1	218.5	40.2	178.3
Acquisition and operating expenses	86.4	12.2	98.6	7.6	$91.0

Net underwriting (loss) gain	(26.4)	13.1	(13.3)	(25.3)	12.0

Cat loss and ALAE ratio	2.8%	0.2%	2.4%	2.2%	2.4%
Non-cat loss and LAE ratio	74.3%	40.1%	69.5%	176.4%	61.0%

Loss and LAE ratio	77.1%	40.3%	71.9%	178.6%	63.4%
Expense ratio	33.1%	29.0%	32.5%	33.8%	32.3%

Combined ratio	110.2%	69.3%	104.4%	212.4%	95.7%

			Nine Months Ended September 30
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without HO QS and RED
Earned Premiums	$774.7	$125.9	$900.6	$77.6	$823.0
Losses and LAE Incurred:
Cat loss and ALAE	61.2	47.5	108.7	0.5	$108.2
Non-cat loss and LAE	533.2	60.4	593.6	91.4	$502.2

Loss and LAE	594.4	107.9	702.3	91.9	610.4
Acquisition and operating expenses	257.6	36.5	294.1	30.1	$264.0

Net underwriting loss	(77.3)	(18.5)	(95.8)	(44.4)	(51.4)

Cat loss and ALAE ratio	7.9%	37.7%	12.1%	0.6%	13.1%
Non-cat loss and LAE ratio	68.8%	48.0%	65.9%	117.8%	61.0%

Loss and LAE ratio	76.7%	85.7%	78.0%	118.4%	74.2%
Expense ratio	33.3%	29.0%	32.7%	38.8%	32.1%

Combined ratio	110.0%	114.7%	110.7%	157.2%	106.2%